PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS

Fort Lauderdale, Florida
April 20, 2011

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the first quarter of 2011. Net income attributable to SEACOR Holdings Inc. for the quarter ended March 31, 2011 was $11.2 million, or $0.52 per diluted share, on operating revenues of $472.3 million.

For the preceding quarter ended December 31, 2010, net income attributable to SEACOR Holdings Inc. was $27.1 million, or $1.27 per diluted share, on operating revenues of $580.4 million.

For the quarter ended March 31, 2010, net income attributable to SEACOR Holdings Inc. was $3.6 million, or $0.16 per diluted share, on operating revenues of $394.6 million.

Highlights for the Quarter

Offshore Marine Services – Offshore Marine Services reported an operating loss of $2.6 million on operating revenues of $80.3 million compared with operating income of $0.9 million on operating revenues of $100.6 million in the preceding quarter. First quarter results included $4.4 million in gains on asset dispositions compared with $2.1 million in gains in the preceding quarter.

In the U.S. Gulf of Mexico, operating income was $3.0 million lower than the preceding quarter primarily due to continued soft market conditions attributable to the ongoing slow down in the issuance of drilling permits by the Bureau of Ocean Energy Management. In the first quarter, utilization was 40.5% compared with 50.4% in the preceding quarter. Average day rates decreased from $11,669 per day to $9,898 per day. The number of days available for hire decreased by 819, or 16%, due to net fleet dispositions including the return of six vessels to leasing companies during the preceding quarter. As of March 31, 2011, the Company had twelve vessels cold-stacked in the U.S. Gulf of Mexico, compared with 13 as of December 31, 2010.

Operating income associated with international operations was $0.5 million lower than the preceding quarter primarily due to net fleet dispositions and increased drydocking and repair activity in the North Sea. These reductions were partially offset by lower labor costs following the recognition in the preceding quarter of a $7.8 million charge for the Company’s share of a funding deficit arising from the March 2009 actuarial valuation of the United Kingdom Merchant Navy Officers’ Pension Fund.

In the first quarter, the total number of days available for charter decreased by 918, or 7.8%, primarily due to net fleet dispositions, overall utilization decreased from 68.5% to 65.1% and overall average day rates decreased by 4.9% from $10,646 per day to $10,123 per day.

Aviation Services – Operating income was $5.9 million on operating revenues of $56.2 million compared with an operating loss of $0.1 million on operating revenues of $55.5 million in the preceding quarter. First quarter results included $2.2 million in gains on asset dispositions compared with $0.1 million in losses in the preceding quarter.

Operating expenses were $3.7 million lower in the first quarter primarily due to the receipt of insurance proceeds related to hurricane damages sustained in 2005, an insurance credit for good experience and the termination of a power by hour maintenance contract.

Inland River Services - Operating income was $11.0 million on operating revenues of $46.5 million compared with operating income of $14.9 million on operating revenues of $52.3 million in the preceding quarter. Freight rates remained relatively firm in the first quarter but results were affected by difficult weather-related operating conditions and higher fuel prices.

Marine Transportation Services – Operating income was $1.9 million on operating revenues of $17.3 million compared with operating income of $1.4 million on operating revenues of $16.9 million in the preceding quarter. The improvement in operating income was primarily due to a reduction in out-of-service time for one vessel and lower insurance and legal expenses.

Environmental Services – Operating income was $9.3 million on operating revenues of $63.1 million compared with operating income of $38.0 million on operating revenues of $163.4 million in the preceding quarter. The reduction in operating income reflects the winding-down of activities associated with the Deepwater Horizon oil spill response.

Commodity Trading and Logistics - Commodity Trading and Logistics reported a segment loss in the first quarter of $0.4 million on operating revenues of $194.0 million compared with a segment loss of $4.2 million on operating revenues of $178.9 million in the preceding quarter.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $3.5 million on operating revenues of $17.5 million compared with an operating loss of $0.8 million on operating revenues of $16.4 million in the preceding quarter. The improvement in operating income was primarily due to increased harbor activity at most ports and lower drydocking and repair costs.

Corporate and Eliminations – Administrative and general expenses were $10.7 million compared with $18.0 million in the preceding quarter. The reduction reflects expenses recorded in the preceding quarter for management bonus accruals, the acceleration of restricted stock awards and amounts designated for a foundation formed following the Deepwater Horizon oil spill to support environmental research and other causes relevant to the Company’s business. Derivative income, net, of $1.1 million was primarily due to gains on exchange traded commodity option and future contracts.

Marketable Securities - Marketable security gains, net, of $1.5 million were primarily the result of gains on long equity positions partially offset by losses on short equity positions.

Foreign Currency – Foreign currency gains, net, of $5.1 million were primarily due to the strengthening of the euro against the U.S. dollar.

Capital Commitments – The Company’s unfunded capital commitments as of March 31, 2011 consisted primarily of offshore support vessels, helicopters, an interest in a dry-bulk articulated tug-barge, an interest in a river grain terminal and other equipment. These commitments totaled $244.6 million, of which $164.8 million is payable during the remainder of 2011 with the balance payable through 2013. Of the total unfunded capital commitments, $2.8 million may be terminated without further liability. Subsequent to March 31, 2011, the Company committed to purchase additional equipment for $2.5 million. As of March 31, 2011, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $910.0 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, environmental, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services’ double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services’ ability to comply with such regulation and other governmental regulation, changes in National Response Corporations’ Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2011		2010

Operating Revenues		$472,264	$394,575

Costs and Expenses:
Operating	371,011		312,305
Administrative and general	46,394		40,891
Depreciation and amortization	40,059		41,397

	457,464		394,593

Gains on Asset Dispositions and Impairments, Net	7,255		13,659

Operating Income	22,055		13,641

Other Income (Expense):
Interest income	3,738		1,363
Interest expense	(10,041)		(12,324)
Debt extinguishment losses	(48)		(4)
Marketable security gains, net	1,534		1,961
Derivative gains (losses), net	(3,318)		2,776
Foreign currency gains (losses), net	5,059		(2,701)
Other, net	(178)		600

	(3,254)		(8,329)

Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	18,801		5,312
Income Tax Expense	7,366		2,316

Income Before Equity in Earnings of 50% or Less Owned Companies	11,435		2,996
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	34		869

Net Income	11,469		3,865
Net Income attributable to Noncontrolling Interests in Subsidiaries	299		264

Net Income attributable to SEACOR Holdings Inc.	$11,170		$3,601

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.53		$0.16
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.52		$0.16
Weighted Average Common Shares of Outstanding:
Basic	21,104,739		22,269,771
Diluted	21,439,424		22,474,651

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Operating Revenues	$472,264	$580,384	$979,833	$694,576	$394,575

Costs and Expenses:
Operating	371,011	449,961	683,219	484,742	312,305
Administrative and general	46,394	54,892	50,627	46,108	40,891
Depreciation and amortization	40,059	39,173	41,312	41,608	41,397

	457,464	544,026	775,158	572,458	394,593

Gains on Asset Dispositions and Impairments, Net	7,255	3,285	23,896	4,398	13,659

Operating Income	22,055	39,643	228,571	126,516	13,641

Other Income (Expense):
Interest income	3,738	3,094	2,562	1,863	1,363
Interest expense	(10,041)	(10,088)	(10,274)	(11,264)	(12,324)
Debt extinguishment losses, net	(48)	(1,092)	—	(364)	(4)
Marketable security gains (losses), net	1,534	1,340	(54)	(5,406)	1,961
Derivative gains (losses), net	(3,318)	6,502	1,648	(4,721)	2,776
Foreign currency gains (losses), net	5,059	(3,511)	7,585	(7,500)	(2,701)
Other, net	(178)	3,061	10	46	600

	(3,254)	(694)	1,477	(27,346)	(8,329)

Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	18,801	38,949	230,048	99,170	5,312
Income Tax Expense	7,366	13,250	87,709	37,399	2,316

Income Before Equity in Earnings of 50% or Less Owned Companies	11,435	25,699	142,339	61,771	2,996
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	34	1,501	7,933	2,876	869

Net Income	11,469	27,200	150,272	64,647	3,865
Net Income attributable to Noncontrolling Interests in Subsidiaries	299	97	334	565	264

Net Income attributable to SEACOR Holdings Inc.	$11,170	$27,103	$149,938	$64,082	$3,601

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.53	$1.30	$7.21	$2.95	$0.16
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.52	$1.27	$7.14	$2.93	$0.16
Weighted Average Common Shares of Outstanding:
Basic	21,105	20,843	20,787	21,733	22,270
Diluted	21,439	21,306	21,001	21,905	22,475
Common Shares Outstanding at Period End	21,652	21,400	21,231	21,218	22,552
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$15.00	$—	$—	$—

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Offshore Marine Services

Operating Revenues	$80,344	$100,631	$160,916	$147,123	$107,186

Costs and Expenses:
Operating	63,020	76,607	79,205	80,011	73,764
Administrative and general	11,770	13,037	12,378	12,931	12,449
Depreciation and amortization	12,533	12,279	12,758	13,245	13,478

	87,323	101,923	104,341	106,187	99,691

Gains on Asset Dispositions and Impairments, Net	4,364	2,142	12,717	1,964	12,651

Operating Income (Loss)	(2,615)	850	69,292	42,900	20,146

Other Income (Expense):
Foreign currency gains (losses), net	725	(154)	977	425	374
Other, net	—	1	—	—	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	735	3,042	2,300	1,713	2,251

Segment Profit (Loss)	$(1,155)	$3,739	$72,569	$45,038	$22,771

Aviation Services

Operating Revenues	$56,155	$55,522	$67,136	$62,433	$50,275

Costs and Expenses:
Operating	33,465	37,174	37,492	40,541	32,026
Administrative and general	7,020	7,042	7,274	6,091	5,391
Depreciation and amortization	11,919	11,287	10,889	10,728	10,447

	52,404	55,503	55,655	57,360	47,864

Gains (Losses) on Asset Dispositions and Impairments, Net	2,194	(117)	412	379	90

Operating Income (Loss)	5,945	(98)	11,893	5,452	2,501

Other Income (Expense):
Derivative gains (losses), net	310	(27)	(29)	38	(100)
Foreign currency gains (losses), net	353	166	(81)	(1,731)	135
Other, net	—	—	50	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(99)	(83)	663	(442)	(275)

Segment Profit (Loss)	$6,509	$(42)	$12,496	$3,317	$2,261

Inland River Services

Operating Revenues	$46,469	$52,284	$41,381	$34,596	$33,436

Costs and Expenses:
Operating	27,884	29,542	26,535	21,547	19,554
Administrative and general	2,697	3,114	2,898	2,618	2,061
Depreciation and amortization	5,622	5,472	5,415	4,958	4,876

	36,203	38,128	34,848	29,123	26,491

Gains on Asset Dispositions	697	697	29,445	899	887

Operating Income	10,963	14,853	35,978	6,372	7,832

Other Income (Expense):
Other, net	1	2,227	—	—	10
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(256)	(521)	3,522	805	(98)

Segment Profit	$10,708	$16,559	$39,500	$7,177	$7,744

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Marine Transportation Services

Operating Revenues	$17,312	$16,908	$18,540	$21,263	$19,452

Costs and Expenses:
Operating	8,979	8,174	8,754	8,915	13,432
Administrative and general	1,417	2,040	1,087	1,038	837
Depreciation and amortization	4,978	5,309	7,320	8,008	8,008

	15,374	15,523	17,161	17,961	22,277

Losses on Asset Dispositions and Impairments	—	—	(18,677)	(11)	—

Operating Income (Loss)	1,938	1,385	(17,298)	3,291	(2,825)

Other Income (Expense):
Foreign currency gains (losses), net	16	(13)	61	(41)	15

Segment Profit (Loss)	$1,954	$1,372	$(17,237)	$3,250	$(2,810)

Environmental Services

Operating Revenues	$63,086	$163,380	$468,226	$214,629	$28,158

Costs and Expenses:
Operating	44,044	116,346	329,497	127,108	20,337
Administrative and general	7,551	7,485	11,508	6,525	6,037
Depreciation and amortization	2,231	2,065	2,249	2,099	1,983

	53,826	125,896	343,254	135,732	28,357

Gains (Losses) on Asset Dispositions	—	563	—	(36)	(17)

Operating Income (Loss)	9,260	38,047	124,972	78,861	(216)

Other Income (Expense):
Foreign currency gains (losses), net	(51)	(115)	3	(23)	30
Other, net	—	1	—	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(8)	58	533	54	38

Segment Profit (Loss)	$9,201	$37,991	$125,508	$78,892	$(148)

Commodity Trading and Logistics

Operating Revenues	$194,012	$178,944	$216,896	$203,064	$142,992

Costs and Expenses:
Operating	187,018	173,922	204,467	203,374	147,372
Administrative and general	2,660	1,184	3,716	3,791	2,744
Depreciation and amortization	13	13	13	15	20

	189,691	175,119	208,196	207,180	150,136

Operating Income (Loss)	4,321	3,825	8,700	(4,116)	(7,144)

Other Income (Expense):
Derivative gains (losses), net	(4,750)	(8,192)	(5,307)	4,611	4,308
Foreign currency gains (losses), net	(5)	26	190	(30)	(717)
Other, net	—	781	—	6	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	51	(611)	1,042	(13)	(1,022)

Segment Profit (Loss)	$(383)	$(4,171)	$4,625	$458	$(4,575)

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
Other

Operating Revenues	$17,536	$16,395	$20,031	$18,969	$17,440

Costs and Expenses:
Operating	9,142	11,872	10,559	10,895	10,039
Administrative and general	2,620	3,031	2,803	2,793	2,845
Depreciation and amortization	2,289	2,289	2,224	2,107	2,183

	14,051	17,192	15,586	15,795	15,067

Gains on Asset Dispositions	—	—	—	1,203	—

Operating Income (Loss)	3,485	(797)	4,445	4,377	2,373

Other Income (Expense):
Foreign currency gains (losses), net	1	(17)	34	(15)	(18)
Other, net	(1)	10	—	34	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(389)	(384)	(127)	759	(25)

Segment Profit (Loss)	$3,096	$(1,188)	$4,352	$5,155	$2,330

Corporate and Eliminations

Operating Revenues	$(2,650)	$(3,680)	$(13,293)	$(7,501)	$(4,364)

Costs and Expenses:
Operating	(2,541)	(3,676)	(13,290)	(7,649)	(4,219)
Administrative and general	10,659	17,959	8,963	10,321	8,527
Depreciation and amortization	474	459	444	448	402

	8,592	14,742	(3,883)	3,120	4,710

Gains (Losses) on Asset Dispositions	—	—	(1)	—	48

Operating Loss	$(11,242)	$(18,422)	$(9,411)	$(10,621)	$(9,026)

Other Income (Expense):
Derivative gains (losses), net	$1,122	$14,721	$6,984	$(9,370)	$(1,432)
Foreign currency gains (losses), net	4,020	(3,404)	6,401	(6,085)	(2,520)
Other, net	(178)	41	(40)	6	590

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2011	2010	2010	2010	2010
ASSETS
Current Assets:
Cash and cash equivalents	$409,716	$370,028	$662,278	$398,498	$452,161
Restricted cash	19,545	12,651	14,823	9,421	35,924
Marketable securities	149,026	147,409	103,150	86,457	63,171
Receivables:
Trade, net of allowance for doubtful accounts	324,218	450,912	512,131	449,142	288,074
Other	55,475	72,448	44,550	50,345	69,892
Inventories	97,405	67,498	66,024	74,434	76,453
Deferred income taxes	5,442	5,442	3,354	3,354	3,354
Prepaid expenses and other	22,794	18,414	17,570	24,075	21,733

Total current assets	1,083,621	1,144,802	1,423,880	1,095,726	1,010,762

Property and Equipment	2,862,386	2,803,754	2,899,150	2,896,777	2,886,410
Accumulated depreciation	(875,140)	(835,032)	(850,428)	(821,641)	(785,119)

Net property and equipment	1,987,246	1,968,722	2,048,722	2,075,136	2,101,291

Investments, at Equity, and Receivables from 50% or Less Owned Companies	190,472	182,387	148,334	201,474	186,605
Construction Reserve Funds & Title XI Reserve Funds	331,689	323,885	272,259	227,184	252,672
Goodwill	61,864	61,779	54,764	54,653	54,443
Intangible Assets	19,810	21,169	21,627	21,195	22,369
Other Assets, net of allowance for doubtful accounts	59,996	57,645	52,846	51,522	55,430

	$3,734,698	$3,760,389	$4,022,432	$3,726,890	$3,683,572

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$18,106	$14,618	$13,809	$14,154	$22,731
Current portion of capital lease obligations	1,047	1,030	1,014	998	982
Accounts payable and accrued expenses	275,991	322,785	336,968	223,277	98,984
Other current liabilities	205,546	197,080	237,738	209,571	178,112

Total current liabilities	500,690	535,513	589,529	448,000	300,809

Long-Term Debt	694,872	697,427	681,268	682,134	747,787
Capital Lease Obligations	5,200	5,493	5,783	6,067	6,348
Deferred Income Taxes	563,023	567,880	586,466	572,985	574,390
Deferred Gains and Other Liabilities	150,593	156,711	88,130	96,510	100,835

Total liabilities	1,914,378	1,963,024	1,951,176	1,805,696	1,730,169

Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	363	361	358	358	357
Additional paid-in capital	1,233,250	1,225,296	1,196,445	1,191,943	1,186,871
Retained earnings	1,482,793	1,471,623	1,764,202	1,614,264	1,550,182
Shares held in treasury, at cost	(901,386)	(903,004)	(891,887)	(887,129)	(786,992)
Accumulated other comprehensive loss	(5,724)	(7,039)	(7,568)	(7,839)	(5,862)

	1,809,296	1,787,237	2,061,550	1,911,597	1,944,556
Noncontrolling interests in subsidiaries	11,024	10,128	9,706	9,597	8,847

Total equity	1,820,320	1,797,365	2,071,256	1,921,194	1,953,403

	$3,734,698	$3,760,389	$4,022,432	$3,726,890	$3,683,572

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010	Jun. 30, 2010	Mar. 31, 2010

Offshore Marine Services

Anchor handling towing supply	19	20	20	20	20
Crew	52	52	54	57	57
Mini-supply	9	9	12	12	11
Standby safety	26	26	26	26	25
Supply	26	27	27	27	26
Towing supply	7	8	8	9	10
Specialty	12	12	12	12	12

	151	154	159	163	161

Aviation Services

Light helicopters – single engine	61	60	60	60	60
Light helicopters – twin engine	44	45	45	46	48
Medium helicopters	63	62	59	59	59
Heavy helicopters	9	9	9	9	9

	177	176	173	174	176

Inland River Services

Inland river dry-cargo barges	1,497	1,388	1,394	1,449	1,419
Inland river liquid tank barges	80	80	86	87	87
Inland river deck barges	26	26	26	26	26
Inland river towboats	32	32	32	29	29
Dry-cargo vessel	1	1	1	1	1

	1,636	1,527	1,539	1,592	1,562

Marine Transportation Services

U.S.-flag product tankers	8	8	8	8	8

Other

Harbor and offshore tugs	29	30	31	31	31
Ocean liquid tank barges	5	5	5	5	6

	34	35	36	36	37